THIRD AMENDMENT TO TRANSACTION DOCUMENTS

This Third Amendment to Transaction Documents (“Amendment”) is made and entered into on May 1, 2020 (“Amendment Date”), by and between CleanSpark, Inc., a Nevada corporation, (“Company”), and the investor whose name appears below (“Investor”).

Recitals

A.       On December 31, 2018, Company and Investor entered into a Purchase Agreement (“First Agreement”) pursuant to which Investor purchased a Senior Secured Debenture with an initial Face Value of $5,250,000.00 (“First Debenture”), shares of Common Stock, and a Warrant.

B.       On April 17, 2019, Company and Investor entered into a Purchase Agreement (“Second Agreement” and collectively with the First Agreement, the “Agreements”) pursuant to which Investor purchased a Senior Secured Debenture an initial Face Value of $10,750,000.00 (“Second Debenture” and collectively with the First Debenture, the “Debentures”), shares of Common Stock, and a Warrant.

C.       The Debentures rank senior to all Common Stock and preferred stock, and all existing and future indebtedness of Company. The Debentures constitute debt instruments, and Investor is a lender and creditor of Company. Investor is and will only be an equity security holder if and to the extent that Investor actually converts the Debentures into Common Stock as provided in the Debentures.

D.       On March 4, 2020, the parties entered into an Amendment to Transaction Documents amending the Debentures and Agreements. As of that date, the Interest Rate for the First Debenture is 17.5% and the estimated Conversion Price is 85% of the Market Price less $0.50 per share, subject to the Floor Price.

E.       On March 13, 2020, the parties entered into a Second Amendment to Transaction Documents further amending the Debentures and Agreements.

F.       Investor has at all times fully and completely complied with all of its obligations under the Agreements and the Debentures, including as amended. All Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects.

G.       As an accommodation to Company and in order to help facilitate implementation of Company’s business plan, Investor is willing to further amend the Agreements and Debentures in accordance with the terms hereof. Company has advised Investor that Company does not anticipate requesting any further amendments or accommodations in the future.

H.       Certain capitalized terms used herein, but not otherwise defined herein, have the meanings given to such terms in the Agreements and other Transaction Documents as defined therein.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

1.       Recitals. The Recitals set forth above are incorporated into and are made a part of this Amendment, and the parties hereto represent they are true, accurate and correct in all respects.

2.       Amendments. Effective as of the Amendment Date, the Debentures and Agreements are hereby amended as follows:

A.       Notwithstanding any other provision of any Transaction Document, until September 29, 2020, Company will not be required to reserve or issue to Investor more shares of Common Stock than were reserved for Investor prior to the Amendment Date.

B. At the end of Section V.G.h of each of the Agreements, Events of Default, “June 11, 2020” is replaced with “September 29, 2020.”

3.       No Non-Public Information. Neither Company nor any other Person acting on its behalf has provided or will provide Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company, including resale of the Conversion Shares.

4.       Acknowledgements. Company hereby represents and warrants to, and acknowledges and agrees with Investor, that (a) the Debentures rank senior to all Common Stock and preferred stock, and all existing and future indebtedness of Company, (b) the Debentures constitute debt instruments, and Investor is a lender and creditor of Company, (c) Investor is and will only be an equity security holder if and to the extent that Investor actually converts the Debentures into Common Stock as provided in the Debentures, (d) Investor has at all times fully and completely complied with all of its obligations under the Agreements, the Debentures and all other Transaction Documents between Company and Investor, (d) all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects, and (e) Company does not anticipate requesting any further amendments, modifications, waivers or accommodations in the future. Company hereby absolutely, unconditionally and irrevocably waives, releases and discharges any claim or right to assert any claim inconsistent with or contrary to any of the foregoing.

5.       Release. Company, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, assignors and assignees, hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Investor and its predecessors, successors, parents, subsidiaries, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties

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acting through, under or in concert with them, and each of them, in their individual and representative capacities, from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Amendment is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to the Transaction Documents. Company expressly waives and relinquishes, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law that would limit the scope of the release provided above. Company acknowledges that it may hereafter discover facts in addition to or different from those that it now knows to be true with respect to the subject matters of the claims released herein, and hereby stipulates and agrees that it has fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the discovery or existence of such different or additional facts.

6.       Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Amendment fully and effectively.

7.       Ratification. Except as expressly amended by this Amendment, the Agreements, Debentures and other Transaction Documents, which are incorporated by reference as though set forth in full herein, are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of any Transaction Document or serve to effect a novation of the obligations under any Transaction Document. Except as expressly provided herein, all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

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8.       Execution. This Amendment may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format (.pdf), facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories on the Amendment Date.

Company:

CLEANSPARK, INC.

By:	/s/ Zach Bradford
Name:	Zach Bradford
Title:	CEO

Investor:

INVESTOR
Investor Name

By:
Name:
Title:

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